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                                                                    EXHIBIT 6(a)

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                  This Amended and Restated Distribution Agreement is made as of this September 1, 1995 between PACIFIC HORIZON FUNDS, INC., a Maryland corporation (herein called the "Company"), and CONCORD FINANCIAL GROUP, INC., a Delaware corporation (herein called "CFG").

                  WHEREAS, the Company is an open-end, management investment company and is so registered under the Investment Company Act of 1940; and

                  WHEREAS, the Company will offer and maintain the following investment portfolios: Prime Fund, Treasury Fund, Treasury Only Fund, Government Fund, Tax-Exempt Money Fund, California Tax-Exempt Money Market Fund, Prime Value Fund, Aggressive Growth Fund, U.S. Government Securities Fund, Capital Income Fund, California Tax-Exempt Bond Fund, Blue Chip Fund, Flexible Bond Fund, Asset Allocation Fund, National Municipal Bond Fund, Utilities Fund, Short-Term Government Fund, Corporate Bond Fund, Growth and Income Fund, International Bond Fund and International Equity Fund (individually a "Fund" and collectively the "Funds"); and

                  WHEREAS, pursuant to an Administration Agreement dated November 13, 1989, as amended, Basic Administrative Services Agreement dated November 13, 1989, as amended, and Special Management Services Agreement, dated April 22, 1992, as amended, (collectively the "Management Agreements") between the Company and Concord Holding Corporation ("Concord"), the Company has retained Concord to provide administrative and management services to the Funds; and

                  WHEREAS, the Company desires to retain CFG as Distributor for the Funds to provide for the sale and Distribution of shares of common stock of the Funds, each such share having a par value of $.001 per share (herein collectively called "Shares"), and CFG is willing to render such services;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:
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                            I. DELIVERY OF DOCUMENTS

                  The Company has delivered to CFG copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

                           (a) The Company's Charter and all amendments thereto
(such Charter, as presently in effect and as it shall from time to time be amended, herein called the "Company's Charter");

                           (b) Bylaws of the Company (such Bylaws, as presently
in effect and as they shall from time to time be amended, herein called the "Bylaws");

                           (c) Resolutions of the Board of Directors of the
Company authorizing the execution and delivery of this Agreement;

                           (d) Post-Effective Amendment No. 39 to the Company's
registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to the Shares, and all subsequent amendments thereto (said registration statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

                           (e) Notification of Registration of the Company under
the 1940 Act on Form N-8A as filed with the Commission; and

                           (f) Prospectuses and statements of additional
information of the Company and of each Fund (such prospectuses and statements of additional information, as presently in effect and as they shall from time to time be amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").

                                II. DISTRIBUTION

                           1. APPOINTMENT OF DISTRIBUTOR. The Company hereby
appoints CFG as Distributor of the Funds' Shares and CFG hereby accepts such appointment and agrees to render the services and duties set forth in this
Section II.

                           2. SERVICES AND DUTIES.

                           (a) The Company agrees to sell through CFG, as agent,
from time to time during the term of this Agreement, Shares of each class now or hereafter created in the Funds (whether authorized but unissued or treasury shares, in the


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Company's sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. CFG will act only on its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. CFG shall devote its best efforts to effect sales of Shares of each of the Funds, but shall not be obligated to sell any certain number of Shares.

                           (b) In all matters relating to the sale and
redemption of Shares CFG will act in conformity with the Company's Charter, Bylaws and Prospectuses and with the instructions and directions of the Board of Directors of the Company, and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable federal or state laws and regulations. In connection with such sales, CFG acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Company's Registration Statement and Prospectuses and any sales literature specifically approved by the Company.

                           (c) CFG will bear the cost of (i) printing and
distributing any Prospectus (including any supplement thereto), and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of the Shares; provided, however, that CFG shall not be obligated to bear the expenses incurred by the Company in connection with (1) the preparation and printing of any supplement or amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the Shares under the 1933 Act or any state securities laws; and (2) the printing and distribution of any Prospectus, supplement or amendment thereto for existing shareholders of the Fund described therein; and provided, further, that each Fund will bear the expenses incurred and other payments made in accordance with the provisions of this Agreement and any plan now or hereafter adopted with respect to any class or classes of Shares of such Funds pursuant to Rule 12b-1 under the 1940 Act.

                           (d) Except for Shares that are sold with a contingent
deferred sales charge ("CDSC"), all Shares of the Aggressive Growth, U.S. Government Securities, Capital Income, California Tax-Exempt Bond, Blue Chip, Flexible Bond, Asset Allocation, National Municipal Bond, Utilities, Corporate Bond, Growth and Income, International Bond and International Equity Funds of the Company offered for sale by CFG shall be offered for sale to the public at a price per Share (the "offering price") equal to (i) their net asset value (determined in the manner set forth in the Company's Charter and then current Prospectuses) plus, except with respect to those classes of persons or


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transactions set forth in the then current Prospectuses, (ii) a sales charge which shall be the percentage of the offering price of such Shares as set forth in the Company's then current Prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions by CFG to broker-dealers and other persons shall be set forth in either the selling agreements between CFG and such broker-dealers and persons or, if such concessions are described in the then current Prospectuses, shall be as so set forth. No broker-dealer or other person who enters into a selling agreement with CFG shall be authorized to act as agent for the Company in connection with the offering or sale of its Shares to the public or otherwise.

                           (e) If any Shares sold by CFG under the terms of this
Agreement are redeemed or repurchased by the Company or by CFG as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, CFG shall forfeit the amount above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount re-allowed by CFG to broker-dealers or other persons shall be repayable to the Company only to the extent recovered by CFG from the broker-dealer or other person concerned. CFG shall include in the forms of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Company or by CFG as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

                           (f) With respect to such classes of Shares, if any,
that are sold with a contingent deferred sales charge ("CDSC"), CFG shall impose a CDSC in connection with the redemption of the Shares of such classes, not to exceed a specified percentage of the original purchase price of the Shares, as from time to time set forth in the applicable Prospectuses. CFG may retain (or receive from the Company, as the case may be) all of any CDSC. CFG may pay to broker-dealers or other persons through whom such Shares are sold a commission or other payment to the extent consistent with the current Prospectuses and applicable rules and regulations.

                  3.       SALES AND REDEMPTIONS.

                           (a) The Company shall pay all costs and expenses in
connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Company hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in


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subsection 2(c) of Section II hereof or in any other agreement entered into by the Company.

                           (b) The Company shall execute all documents, furnish
all information and otherwise take all actions which may be reasonably necessary in the discretion of the Company's officers in connection with the qualification of the Shares for sale in such states as CFG may designate to the Company and the Company may approve, and the Company shall pay all filing fees which may be incurred in connection with such qualification. CFG shall pay all expenses connected with its qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by CFG in connection with the sale of the Shares as contemplated in this Agreement. It is understood that certain advertising, marketing, shareholder servicing, administration, distribution and/or other expenses to be incurred in connection with the Shares may be paid as provided in a Shareholder Service Plan or a plan adopted pursuant to Rule 12b-1 of the 1940 Act adopted by the Company (collectively, the "Plans"). The Distributor agrees to be responsible for implementing and operating such Plans in accordance with the terms thereof.

                           (c) The Company shall have the right to suspend the
sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the Commission ("Rules").

                           (d) The Company reserves the right to reject any
order for Shares, but will not do so arbitrarily or without reasonable cause.

                          III. LIMITATIONS OF LIABILITY

                  CFG shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                               IV. CONFIDENTIALITY

                  CFG will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Funds and prior or present shareholders or those persons or entities who respond to CFG'S inquiries concerning investment in the Company, and will not use


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such records and information for any purpose other than the performance of its responsibilities and duties hereunder or under any other agreement with the Company, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where CFG may be exposed to civil or criminal contempt proceedings for failure to comply, when CFG is requested to divulge such information by duly constituted authorities, or when CFG is so requested by the Company.

                               V. INDEMNIFICATION

                  1. COMPANY REPRESENTATIONS. The Company represents and warrants to CFG that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of and with respect to CFG expressly for use in the Registration Statement or Prospectuses.

                  2. CFG REPRESENTATIONS. CFG represents and warrants to the Company that it is duly organized as a Delaware corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

                  3. COMPANY INDEMNIFICATION. The Company will indemnify, defend and hold harmless CFG, its several officers and directors, and any person who controls CFG within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Company, or arise out of, or are based upon, information furnished by or on behalf of the Company filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse CFG, its several officers and directors, and any person who controls CFG within the meaning of Section 15 of the 1933 Act, for any


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legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Company in reliance upon and in conformity with written information furnished to the Company by or on behalf of and with respect to CFG specifically for inclusion therein.

                  The Company shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of directors of the Company who are neither "interested persons" of the Company (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

                  Each Fund shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (a) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (b) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party directors of the Company (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

                           4. CFG INDEMNIFICATION. CFG will indemnify, defend
and hold harmless the Company, each Fund, the Company's several officers and directors and any person who controls the Company or any Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise


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out of, or are based upon, any breach of its representations and warranties in subsection 2 hereof or its agreements in subsection 2 of Section II hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Company, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or any of its several officers and directors by or on behalf of and with respect to CFG specifically for inclusion therein, and will reimburse the Company, each Fund, the Company's several officers and directors, and any person who controls the Company or any Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

                           5. GENERAL INDEMNITY PROVISIONS. No indemnifying
party shall be liable under its indemnity agreement contained in sub-section 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

                          VI. DURATION AND TERMINATION

                           This Agreement shall become effective as of the date
hereof and, unless sooner terminated as provided herein, shall continue in effect with respect to each Fund until October 31, 1995. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Board of


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Directors of the Company who are not parties to this Agreement or "interested persons" of any such party and have no direct or indirect financial interest in the operation of any Plan adopted pursuant to Rule 12b-1 of the 1940 Act that has been adopted by the Company or in any agreements entered into in connection with such Plans, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Company or by vote of a "majority of the outstanding voting securities" of the Funds as to which the Agreement is effective; provided, however, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors of the Company or by a vote of a "majority of the outstanding voting securities" of such Funds on 60 days' written notice to CFG, or by CFG at any time, without the payment of any penalty, on 90 days' written notice to the Company. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

                        VII. AMENDMENT OF THIS AGREEMENT

                  No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                  VIII. NOTICES

                  Notices of any kind to be given to the Company hereunder by CFG shall be in writing and shall be duly given if mailed or delivered to the Company at Association of American Universities, One DuPont Circle, Suite 730, Washington, D.C. 20036, Attention: Cornelius J. Pings, President, with a copy to Suite 1100, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496,
Attention: W. Bruce McConnel, III, Secretary, or at such other address or to such individual as shall be so specified by the Company to CFG. Notices of any kind to be given to CFG hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to CFG at 125 West 55th Street, 11th Floor, New York, New York 10019, Attention: Stephen G. Mintos, Executive Vice President and Chief Operating Officer, or at such other address or to such individual as shall be so specified by CFG to the Company.


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                                IX. MISCELLANEOUS

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                   PACIFIC HORIZON FUNDS, INC.

                                                By:/s/ Cornelius J. Pings
                                                   ---------------------------
                                                   Cornelius J. Pings
                                                   President

Attest: /s/ W. Bruce McConnel, III
        --------------------------
               Secretary

                                                   CONCORD FINANCIAL GROUP, INC.

                                                By:/s/ Stephen G. Mintos
                                                   ---------------------------
                                                   Stephen G. Mintos
                                                   Executive Vice President
                                                   and Chief Operating Officer

Attest: /s/ W. Bruce McConnel, III
        --------------------------
               Secretary



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